SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 16, 2003

IKON Office Solutions, Inc.

(Exact name of registrant as specified in its charter)

OHIO (State or other jurisdiction of incorporation)	File No. 1-5964 (Commission File Number)	23-0334400 (IRS Employer Identification Number)

P.O. Box 834, Valley Forge, Pennsylvania 19482 Registrant’s telephone number, including area code: (610) 296-8000 Not Applicable (Former name or former address, if changed since last report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
c.	The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K:
(99) Press Release dated July 16, 2003.

Item 9.      Regulation FD Disclosure

        On July 16, 2003, IKON Office Solutions, Inc. (the “Company” or “IKON”) issued a press release revising its third quarter financial expectations. The Company’s press release dated July 16, 2003 containing further details is attached.

This report includes information which may constitute forward-looking statements within the meaning of the federal securities laws. These forward-looking statements include, but are not limited to, statements relating to our third quarter fiscal 2003 results, growth of our finance and service revenues, demand for color products, improved operating margins, earnings growth, the strength of our supplier relationships, expanding sales channels, improving our business mix, the benefits of our long-term centralization and operational investments, and the execution and impact of the Company’s long-term strategies. Although IKON believes the expectations contained in such forward-looking statements are reasonable, it can give no assurances that such expectations will prove correct. Such forward-looking statements are based upon management’s current plans or expectations and are subject to a number of risks and uncertainties, including, but not limited to: risks and uncertainties relating to conducting operations in a competitive environment and a changing industry; delays, difficulties, management transitions and employment issues associated with consolidation of, and/or changes in business operations; the implementation, timing and cost of the e-IKON initiative; risks and uncertainties associated with existing or future vendor relationships; and general economic conditions. Certain additional risks and uncertainties are set forth in IKON’s 2002 Annual Report on Form 10-K filed with the Securities and Exchange Commission. As a consequence of these and other risks and uncertainties, IKON’s current plans, anticipated actions and future financial condition and results may differ materially from those expressed in any forward-looking statements.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IKON OFFICE SOLUTIONS, INC.
By: /s/ William S. Urkiel William S. Urkiel Senior Vice President and Chief Financial Officer
Dated: July 16, 2003